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                                                                     EXHIBIT 5.1



                          [KIRKLAND & ELLIS LETTERHEAD]






                                January 26, 1998


Huntway Refining Company
25129 The Old Road
Newhall, California 91381

     Re: Huntway Refining Company Registration Statement on Form S-4

Ladies and Gentlemen:

     We are acting as special counsel to Huntway Refining Company, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 14,731,271 shares (the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-4, originally filed with the Securities and Exchange Commission (the "Commission") on January 27, 1998 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be issued to current holders of limited partnership interests ("Common Units") of Huntway Partners, L.P. (the "Partnership"), and to the general partners of the Partnership, in connection with the proposed merger of the Partnership with and into the Company (the "Merger") pursuant to the terms of an Agreement of Merger, dated as of the date hereof, between the Partnership and the Company (the "Merger Agreement").

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. For purposes of the opinion in paragraph 2, we have assumed without investigation that the value of the assets of the Partnership, net of its liabilities, at the effective time of the Merger will equal or exceed the aggregate par value of the Shares. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representatives of the Company and others.




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Huntway Refining Company
January 26, 1998
Page 2


     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

     (1) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

     (2) The Shares are duly authorized and, when (i) the Registration Statement becomes effective under the Act, (ii) the Merger has become effective under the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act and (iii) appropriate certificates representing the Shares, signed and countersigned as and to the extent required, are delivered in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     We do not purport to cover herein the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the Delaware General Corporation Law or the Delaware Revised Uniform Limited Partnership Act be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                                     Very truly yours,

                                                     /s/ Kirkland & Ellis
                                                     KIRKLAND & ELLIS